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                                                                   Exhibit 10.24


                     BONUS AWARD RESTRICTED STOCK AGREEMENT
                     --------------------------------------

                                 AWARD DETAILS:

Participant:
                                                      --------------------------
Plan Year:
                                                      --------------------------
Number of Restricted Shares:
                                                      --------------------------
Date of Grant:
                                                      --------------------------
Fair Market Value (at close of business day before
Date of Grant):
                                                      --------------------------



                                   AGREEMENT:

     This Restricted Stock Agreement ("Agreement") is entered into as of the Date of Grant between the Participant and The St. Joe Company, a Florida corporation (the "Company"), pursuant to the Company's Stock Incentive Plan established for the Plan Year designated above (the "Plan").

     WHEREAS, the Company desires to grant, and the Participant desires to receive, an award of Restricted Shares pursuant to the terms and conditions of the Plan and this Agreement,

     NOW, THEREFORE, the Participant and the Company hereby agree as follows:

     1. The Plan and Defined Terms. The provisions of the Plan and the Award Details listed above are incorporated into this Agreement by reference. Capitalized terms used but not defined in this Agreement or the Award Details set forth above shall have the meanings ascribed to them in the Plan.

     2. Grant of Restricted Shares. As of the Date of Grant, the Company hereby grants to the Participant the number of Restricted Shares listed above, subject to the terms and conditions of the Plan and this Agreement.

     3. Vesting of Restricted Shares. The first one-half (1/2) of the Restricted Shares shall vest when the Participant completes two years of continuous service from the Date of Grant, and the second one-half (1/2) of the Restricted Shares shall vest when the Participant completes three years of continuous service from the Date of Grant; provided, however, that such vesting shall be accelerated or delayed as a result of the first of the following events to occur:

        (a) Death. If the Participant dies, the Restricted Shares shall become vested in full as of the date of the Participant's death.

        (b) Disability. If the Participant becomes totally or permanently disabled (as those terms are defined in the Company's long-term disability plan, as in effect on the date of such determination), the Restricted Shares shall become vested in full as of the date of the disability.

        (c) Corporate Event. If there is a Corporate Event, the Restricted Shares shall become vested in full: (i) on the date which is three hundred sixty
(360) days after the date of the Corporate Event, if the Participant remains in continuous service until such date, or (ii) on the date



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the Company terminates the Participant's employment, without Cause, following the Corporate Event. For purposes of this Subsection, "Corporate Event" means
(a) the Company is a party to a merger or similar transaction as a result of which the Company's stockholders own 50% or less of the surviving entity's voting securities after such merger or similar transaction, (b) the sale, transfer, exchange or other disposition of all or substantially all of the Company's assets, or (c) the liquidation or dissolution of the Company. A transaction shall not constitute a Corporate Event if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        (d) Termination for Cause. If the Participant's employment is terminated for Cause, the Committee may revoke all or any portion of the Restricted Shares.

        (e) Retirement. If the Participant retires, the Restricted Shares shall continue to vest after his or her retirement according to the terms of this Agreement so long as the Participant does not perform services (in an employee, independent contractor or other capacity) on a substantially full-time basis for any third party. For purposes of this Agreement, "retirement" shall mean (i) termination of employment for other than Cause after completion of five continuous years of service with the Company and attainment of age 62, or (ii) as otherwise affirmed by the Compensation Committee. The Compensation Committee shall determine, in its sole discretion, if services are performed on a "substantially full-time basis."

     For purposes of vesting under this Section, the Participant's service remains "continuous" even if the Participant goes on military leave, sick leave, or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. However, the Participant must return to active work promptly, for a substantial period of time, upon the termination of such approved leave, or an interruption of service will be deemed to have occurred as of the date such leave began.

     4. Restrictions on Transfer of Restricted Shares. Until the Restricted Shares become vested pursuant to Section 3, the Restricted Shares shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

     5. Forfeiture of Restricted Shares. If the Participant's employment terminates, all Restricted Shares that are not vested under Section 3 as of the date of such termination of employment shall automatically revert to the Company (without any payment to the Participant) as of the date of termination of employment. No additional Restricted Shares shall vest after the Participant's employment terminates. If the Participant retires, this paragraph shall not apply unless and until the Participant is found to be working on a substantially full-time basis in violation of paragraph 3(e).

     6. Stock Certificates. The Participant hereby acknowledges that stock certificate(s) for the number of Restricted Shares awarded under this Agreement will not be delivered by the Company to the Participant until such Restricted Shares vest.

     7. Voting and Dividend Rights. The Participant shall have the same voting and dividend rights with respect to the Restricted Shares as the Company's other shareholders, provided, however, that any dividends paid as Common Shares shall be subject to the same transfer restrictions and forfeiture provisions as the Restricted Shares.



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     8. Regulation by the Committee. This Agreement and the Restricted Shares
shall be subject to such administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive and binding upon the Participant.

     9. Compliance with Law and Regulations. The obligations of the Company hereunder are subject to all applicable Federal and state laws and to the applicable rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any other government or regulatory agency. The Company shall not be required to remove restrictions from Restricted Shares prior to (a) the listing of the Common Shares on any such stock exchange and (b) the completion of any registration or qualification of such Common Shares under any Federal or state law, or any rule, regulation or other requirement of any government or regulatory agency which the Company shall, in its sole discretion, determine to be necessary or advisable. In making such determination, the Company may rely upon an opinion of counsel for the Company. The Participant shall not have the right to compel the Company to register or qualify the Common Shares subject to this award under Federal or state securities laws.

     10. Conditions of Acceptance. As a condition of accepting the Restricted Shares, Participant agrees as follows:

        (a) Company Policies. Participant agrees that he or she has read and will comply with The St. Joe Company Insider Trading Policy and The St. Joe Company Code of Conduct. Copies of such policies are available on the Company's website, through the office of the Company's Vice President of Human Resources or through the office of the Company's General Counsel.

        (b) Restrictions on Resale and Marital Property Settlements. Participant agrees not to sell any vested Restricted Shares if applicable laws or Company policies prohibit such a sale. Regardless of any marital property settlement agreement, the Company is not obligated to honor or recognize Participant's former spouse's interest in unvested Restricted Shares.

     11. Amendment of Severance and Employment Agreements. By executing this Agreement, the Participant and the Company hereby agree that this Agreement constitutes an amendment to the Participant's employment agreement and/or severance agreement (if any) with the Company to the effect that any provision of such employment or severance agreement that grants accelerated vesting and/or lapse of restrictions on restricted stock in the event of a "change in control" (as defined therein) shall not apply to the Restricted Shares awarded under this Agreement. Participant agrees to execute any additional documentation requested by the Company to further evidence such amendment.

     12. Adjustments. In the event of a stock split, a stock dividend or any other event described in the Article of the Plan entitled "Protection Against Dilution," the number of Common Shares subject to this award may be adjusted pursuant to the Plan if deemed appropriate by the Committee in its sole discretion.

     13. Term of Agreement. This Agreement terminates when all Restricted Shares are either vested or canceled as provided in the Plan and this Agreement.



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     14. No Retention Rights. Neither the Restricted Shares nor anything contained in this Agreement shall give Participant the right to be retained by the Company or a subsidiary of the Company as an employee or in any other capacity. The Company and its subsidiaries reserve the right to terminate Participant's service at any time, with or without Cause.

     15. Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of Florida.

     16. Participant's Access to the Plan. Participant may obtain an additional copy of the Plan by contacting The St. Joe Company Human Resources Department in Jacksonville, Florida.

     This Agreement and the Plan constitute the entire understanding between Participant and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.


                                       PARTICIPANT



Date __________________                _________________________________________



                                       THE COMPANY



Date __________________                By: _____________________________________
                                       Name:
                                       Title:





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